Exhibit 99.1
Vail Resorts Announces Executive Leadership Changes

BROOMFIELD, Colo.—April 12, 2021— Vail Resorts, Inc. (NYSE: MTN) today announced that Patricia Campbell, president of the Company’s mountain division and pioneer in the ski industry, has made the decision to step down from her position and assume a new role as senior advisor to the Company’s mountain division. As senior advisor, Campbell will focus on critical strategic projects and mentoring and developing the next generation of mountain leaders, including building broader gender and racial diversity within mountain operations.

As a part of a planned leadership succession, the Company also announced that James O’Donnell, executive vice president of Vail Resorts’ hospitality, retail and real estate businesses, will become president of the mountain division, leading operations for the Company’s 37 resorts as well as its real estate business. Greg Sullivan, chief operating officer of Vail Resorts Retail, will succeed O’Donnell as senior vice president overseeing both retail and hospitality operations for the Company. Vail Resorts also announced that Bill Rock, senior vice president of the mountain division, has been promoted to executive vice president of mountain operations. Rock will retain his direct leadership accountability for the Rocky Mountain region and have expanded responsibilities for mountain operations across the division. All leadership changes will go into effect June 7, 2021 and the Company plans to backfill Sullivan’s role, and any other role that opens as a part of these changes, with internal talent.

Campbell was appointed president of Vail Resorts’ mountain division in 2015 and has since overseen the integration and acquisition of 26 resorts. She joined the Company in 1999 as director of ski school at Breckenridge Ski Resort. Between 2006 and 2015, Campbell was chief operating officer first at Keystone Resort and then at Breckenridge. Prior to joining Vail Resorts, she held leadership positions at Grand Targhee Resort and Jackson Hole Mountain Resort, where she started her career in 1985 as a ski instructor.

“Pat has had a profound impact on the success of our company during a period of massive growth, driving our efforts to create an integrated network of world-class resorts and an unrivaled guest and employee experience across all of our mountains,” said Rob Katz, chairman and chief executive officer of Vail Resorts. “Perhaps even more transformative than her track record of operational excellence has been Pat’s work to build an incredible pipeline of talent within the mountain division. During her time in role, the Company appointed nearly 50 new GMs and COOs at our resorts, with all of those appointments coming from internal promotions, an achievement unrivaled in the industry. Pat also made tremendous strides to advance women in a male-dominated ski industry through her own mentorship and by spearheading groundbreaking development programs for female leaders. Today we have nine women running resorts in our Company, up from zero before Pat was appointed COO of Keystone in 2006. Pat is a trailblazer in the truest form and while I will miss her contributions as president of the mountain division, I look forward to the impact she will continue to have in building a diverse leadership pipeline for our company’s future.”

O’Donnell was appointed executive vice president of hospitality, retail and real estate in 2016. He joined the Company in 2002 and has held numerous leadership positions including chief operating officer of Vail Resorts Hospitality and chief financial officer for the hospitality division. Prior to joining Vail Resorts, O’Donnell specialized in the hospitality industry for Arthur Andersen.

“In his nearly 20 years at Vail Resorts, James has consistently taken on new responsibility and driven measurable success in guest service, employee engagement and financial performance with each new business he led,” said Katz. “He has a deep understanding of operations, finance and our unique mountain communities as well as a proven track record of developing strong leaders in his organization. I am thrilled to have James step into the role as president of our mountain division as we continue to re-imagine the mountain experience. I believe this move demonstrates our deep bench of leadership talent that can move cross-functionally as our company continues to grow.”

Sullivan joined Vail Resorts in 2016 as chief operating officer of Vail Resorts Retail (VRR). Under his leadership, VRR has grown to more than 250 retail outlets located in some of the most premier outdoor destinations and recently expanded its rental delivery service to better meet guests’ needs. Prior to Vail Resorts, Sullivan was an executive at Crocs and spent 20 years at Walmart, including as a division president overseeing 325 retail stores.

“Greg has incredible expertise growing and innovating complex businesses at scale, demonstrated by his proven success at our company as well as Crocs and Walmart,” said Katz. “Since he joined Vail Resorts, Greg has led an operational and cultural integration of our retail and rental businesses and a transformation driven by data and technology, ultimately providing a more personalized and comprehensive experience for our guests and successful business results for our company. I am excited to have Greg’s leadership in an expanded role and look forward to the impact he will have growing a broader set of businesses.”

Rock became senior vice president of the Company’s mountain division in 2019 after serving as chief operating officer of Park City Mountain since 2015. He joined Vail Resorts in 2010 as chief operating office of Northstar California Resort, where he went on to oversee operations of all three of the Company’s Lake Tahoe resorts. He began his career in the mountain resort industry in 1996 and previously held multiple leadership positions at resorts across the country.

“Bill has been at the forefront of some of the most transformative projects in our company’s history, including leading on-the-ground efforts to merge Park City Mountain and Canyons Resort to create the single largest ski area in the country as well as the integration of Northstar and creation of our Tahoe region of resorts,” said Katz. “Since then, he has assumed oversight over our six destination resorts in the Rocky Mountains, representing some of the largest and most iconic resorts in the world. With his promotion, he will be taking on expanded oversight across mountain operations at all our resorts and working closely with James to foster a culture of excellence as we continue to deliver on our mission of creating an Experience of a Lifetime for our guests and employees.”

Media Relations: Sara Olson, solson1@vailresorts.com
Investor Relations: Bo Heitz, InvestorRelations@vailresorts.com

About Vail Resorts, Inc. (NYSE: MTN)

Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and its consumer websites are www.epicpass.com and www.snow.com.